Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto, the “Schedule 13D”) relating to the shares of common stock, par value $0.01 per share, of Advanced Environmental Recycling Technologies, Inc., which may be deemed necessary pursuant to Regulation 13D or 13G promulgated under the Exchange Act.

The undersigned further agree that each party hereto is responsible for the timely filing of the Schedule 13D, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has a reason to believe that such information is inaccurate.

It is understood and agreed that a copy of this Joint Filing Agreement shall be attached as an exhibit to the Schedule 13D, filed on behalf of each of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the 22nd day of March, 2011.

H.I.G. AERT, LLC

By: H.I.G. Capital Partners IV, L.P. Title: Member By: H.I.G. Advisors IV, LLC Title: General Partner By: H.I.G.- GPII, Inc. Title: Manager
By: /s/ Richard Siegel
Name: Richard Siegel
Title: Vice President and General Counsel

H.I.G. Capital Partners IV, L.P.

By: H.I.G. Advisors IV, LLC Title: General Partner By: H.I.G.- GPII, Inc. Title: Manager
By: /s/ Richard Siegel
Name: Richard Siegel
Title: Vice President and General Counsel

H.I.G. Bayside Debt & LBO Fund II, L.P.

By: H.I.G. Bayside Advisors II, LLC Title: General Partner By: H.I.G.- GPII, Inc. Title: Manager
By: /s/ Richard Siegel
Name: Richard Siegel
Title: Vice President and General Counsel

H.I.G. Advisors IV, LLC

By: H.I.G.- GPII, Inc. Title: Manager
By: /s/ Richard Siegel
Name: Richard Siegel
Title: Vice President and General Counsel

H.I.G. Bayside Advisors II, LLC

By: H.I.G.- GPII, Inc. Title: Manager
By: /s/ Richard Siegel
Name: Richard Siegel
Title: Vice President and General Counsel

H.I.G.- GPII, Inc.

By: /s/ Richard Siegel
Name: Richard Siegel
Title: Vice President and General Counsel

Sami W. Mnaymneh

/s/ Sami W. Mnaymneh

Anthony A. Tamer

/s/ Anthony A. Tamer